SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


      This Agreement, dated as of December 31, 1998 (this "Amendment") is entered into by and among BAIRNCO CORPORATION, a Delaware corporation ("Bairnco"), certain of its Subsidiaries party to the Credit Agreement referred to below (together with Bairnco, hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), the several financial institutions parties to this Amendment (collectively, the "Lenders"; individually, a "Lender"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Lenders (in such capacity, the "Agent").

                            RECITALS

      The Borrowers, the Lenders and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 17, 1992 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively assigned to them in the Credit Agreement.

      The Borrowers have requested that the Lenders and the Agent amend the Credit Agreement in certain respects, and the Lenders and the Agent have agreed to do so, all upon the terms and provisions and subject to the conditions hereinafter set forth, including, without limitation, payment of the amendment fee referred to in Section III below.

                           AGREEMENT

      In consideration of the foregoing and the mutual covenants and agreement hereinafter set forth, the parties hereto mutually agree as follows:

I.   AMENDMENTS

     A.   Amendments of Section 1.1 (Defined Terms).  Section 1.1
of the Credit Agreement is hereby amended by:

           1.    Deleting therefrom the definition of "Applicable
     Euro Rate Margin" in its entirety and substituting therefor the following:

                    "'Applicable Euro Rate Margin' shall mean:

                           (a)    0.750%  for  each  period   (i)
          commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was less than 35%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

                           (b)    .875%   for  each  period   (i)
          commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 35% or greater but less than 45%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

                           (c)   1.125%  for  each   period   (i)
          commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 45% or greater but less than 55%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c); and

                           (d)   1.250%  for  each   period   (i)
          commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 55% or greater, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c).

           2.    Deleting therefrom the definition of "Applicable
     Reference Rate Margin" in its entirety and substituting therefor the following:

                     "'Applicable Reference Rate Margin' shall mean:

                           (a)    0.000%  for  each  period   (i)
          commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was less than 35%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

                           (b)    .125%   for  each  period   (i)
          commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 35% or greater but less than 45%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

                           (c)    .375%   for  each  period   (i)
          commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 45% or greater but less than 55%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);


                           (c)    0.50%   for  each  period   (i)
          commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 55% or greater, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

           3.    Deleting therefrom the definition of "Arlon Loan
     Commitment Amount" in its entirety and substituting therefor the following:

                     "'Arlon Loan Commitment Amount' shall mean, at any date $24,000,000 as such amount may be reduced from time to time pursuant to Section 2.2.";

           4.   Deleting therefrom the definition of "Bairnco  LC
     Commitment Amount" in its entirety and substituting therefor the following:

                     "'Bairnco LC Commitment Amount' shall mean, at any date $7,000,000 as such amount may be reduced from time to time pursuant to Section 2.2.";


          5.   Deleting therefrom the definition of "Bairnco Loan
     Commitment Amount" in its entirety and substituting therefor the following:

                     "' Bairnco Loan Commitment Amount' shall mean, at any date $13,000,000 as such amount may be reduced from time to time pursuant to Section 2.2.";



           4.    Deleting  from  the  definition  of  "Commitment
     Termination   Date"  the  date  "December  31,   2001"   and
     substituting therefor the date "December 31, 2003";

      B. Amendment of Section 2.2.2 (Reduction of Commitment Amounts; Mandatory--All Loans and Specific Loans). Section 2.2.2 of the Credit Agreement is hereby amended by deleting such
Section in its entirety and substituting therefor the following:

          "SECTION 2.2.2 Mandatory--All Loans and Specific Loans.

                (a) As of the end of business on each date set forth below, the Maximum Loan Commitment Amount shall, without any further action, automatically and permanently be reduced by the amount set forth opposite such date:

                    Date                  Amount
               December 31, 2000        $ 5,000,000
               December 31, 2001        $ 5,000,000
               December 31, 2002        $ 5,000,000

     provided, however, that on the Commitment Termination Date, the Maximum Loan Commitment Amount shall be zero.

                (b)  In order to implement the reductions in  the
     Maximum Loan Commitment Amount contemplated by (a) above, automatic and permanent reductions shall, without any further action, be made to the Bairnco Loan Commitment
     Amount, the Arlon Loan Commitment Amount and the Kasco Dollar Loan Commitment Amount, as follows:

                     (i)   As of the end of business on each date
          set forth below, the Bairnco Loan Commitment Amount shall, without any further action, automatically and permanently be reduced by the amount set forth opposite such date:

                    Date                  Amount
               December 31, 2001        $2,000,000
               December 31, 2002        $2,000,000

                     (ii) As of the end of business on each date set forth below, the Arlon Loan Commitment Amount shall, without any further action, automatically and permanently be reduced by the amount set forth opposite such date:

                    Date                  Amount
               December 31, 2000        $5,000,000
               December 31, 2001        $2,000,000
               December 31, 2002        $2,000,000

                     (iii)          As of the end of business  on
          each date set forth below, the Kasco Dollar Loan Commitment Amount shall, without any further action, automatically and permanently be reduced by the amount set forth opposite such date:

                    Date                  Amount
               December 31, 2001        $1,000,000
               December 31, 2002        $1,000,000

      C.    Amendment  of Section 2.2.4 (Transfer  of  Commitment
Amounts). Section 2.2.4(b) is hereby amended by deleting the amount "$10,000,000" and substituting the amount "$7,000,000" therefor.

      D.    Amendment of Section 3.3.1 (Commitment Fee).  Section
3.3.1 of the Credit Agreement is hereby amended by deleting  such
Section in its entirety and substituting therefor the following:

          The Borrowers jointly and severally agree to pay to the Agent for the account of the Lenders for the period
     (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers' inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the final Commitment Termination Date, a commitment fee on each Lender's share of the sum of the average daily unused portion of (x) the Maximum Loan Commitment Amount and (y) the Bairnco LC Commitment Amount at a rate equal to:

                        (a)       0.200%  for  each  period   (i)
          commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was less than 35%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

                        (b)       .225%   for  each  period   (i)
          commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 35% or greater but less than 45%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

                      (c) .250% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 45% or greater but less than 55%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c); and

                      (d) .325% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 55% or greater, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c).

          Such commitment fees shall be payable by such Borrowers in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on each Commitment Termination Date. As among the Lenders, the allocable amount of the commitment fee payable to each Lender shall be computed giving effect to the fact that only Bank of America (and no other Lender) is obligated to provide Loans in respect of the Foreign Loan Commitment and the Foreign Dollar Loan Commitment.

      E.    Amendment  of Section 3.3.2 (Letter of Credit  Fees).
Section 3.3.2 is hereby amended by deleting therefrom clauses (a) through (d) of the second sentence thereof and substituting therefor the following:

                (a) 0.750% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under
     Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was less than 35%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c);

                (b) .875% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under
     Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 35% or greater but less than 45%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under
     Section 7.1.1(c);

                (c) 1.125% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under
     Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 45% or greater but less than 55%, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under
     Section 7.1.1(c); and

                (d) 1.250% for each period (i) commencing on the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for any Fiscal Quarter required under
     Section 7.1.1(c) showing that the Debt to Capital Ratio for such Fiscal Quarter was 55% or greater, and (ii) ending on the earlier of (A) the fifth day following delivery by Bairnco to the Agent of the Compliance Certificate for the next Fiscal Quarter, or (B) the date on which Bairnco fails to deliver to the Agent such Compliance Certificate for the next Fiscal Quarter as required under Section 7.1.1(c).

      F.    Amendment  of  Section 7.2.3  (Financial  Condition).
Section 7.2.3 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

          "SECTION 7.2.3 Financial Condition. The Borrowers will not permit:

                (a) Net Worth. Their Net Worth to be less than the sum of (i) $40,000,000, plus (ii) 60% of Cumulative Net Income after December 31, 1998 plus (iii) 60% of the net cash proceeds of stock sold by Bairnco after December 31, 1998.

               (b) Debt/Capital Test. The ratio for Bairnco and its Subsidiaries of (i) all Consolidated Funded Debt to (ii) the sum of (A) Consolidated Funded Debt, plus (B) Stockholders' Investment (the 'Debt to Capital Ratio') to exceed 65% for any fiscal quarter ending prior to and including December 31, 2000 and 60% thereafter.

                (c) Interest Coverage Ratio. The ratio for Bairnco and its Subsidiaries of (i) consolidated earnings before deducting interest and taxes (excluding non-recurring gains and charges) to (ii) consolidated interest expense for Indebtedness (including, without limitation, Subordinated Debt and Capitalized Lease Liabilities) (the 'Interest Coverage Ratio') to be less than 2.00:1 for any Fiscal Quarter."

II.  REPRESENTATIONS AND WARRANTIES

      The Borrowers hereby represent and warrant to the Agent and the Lenders that:

     1.   No Default has occurred and is continuing; and

      2. The representations and warranties of the Borrowers contained in Article VI of the Credit Agreement are true on and as of the date hereof as if made on and as of said date; provided, however, that each reference to "this Agreement" contained in such Article VI shall be deemed to be a reference to the Credit Agreement as amended hereby.

III.  CONDITIONS PRECEDENT

      This Amendment will become effective as of the date first written above upon receipt by the Agent of counterparts hereof duly executed by each Borrower, each of the Lenders party to the Credit Agreement and the Agent, provided that contemporaneously with such execution and delivery, the Agent shall have received for the account of the Lenders, an amendment fee in an amount equal to $50,000 to be distributed to the Lenders as set forth below:

     Lender                               Amount

     Bank of America NT&SA                $23,222.00
    First Union National Bank, N.A.       $ 7,966.00
    First National Bank of Maryland       $ 7,966.00
    Suntrust Bank, Central Florida,       $10,846.00
     National Association

IV.  MISCELLANEOUS

      A. This Amendment may be signed in any number of counterparts, each of which shall be an original, with same effect as if the signatures thereto and hereto were upon the same instrument.

      B. Except as herein specifically amended, all terms, covenants and provisions of the Credit Agreement shall remain in full force and effect and shall be performed by the parties hereto in accordance therewith. All references to the "Agreement" or the "Credit Agreement" contained in the Credit Agreement or in the Schedules or Exhibits shall henceforth refer to the Credit Agreement as amended by this Amendment.

      C.   THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED  IN
ACCORDANCE  WITH,  THE  LAWS OF THE STATE  OF  ILLINOIS,  WITHOUT
REGARD TO CONFLICT OF LAWS PRINCIPLES.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written.


                              BAIRNCO CORPORATION

                              By: /s/ J. Robert Wilkinson
                              Name:   J. Robert Wilkinson
                              Title:  Vice President Finance


                              ARLON, INC.

                              By: /s/ J. Robert Wilkinson
                              Name:   J. Robert Wilkinson
                              Title:  Vice President


                              KASCO CORPORATION

                              By: /s/ J. Robert Wilkinson
                              Name:   J. Robert Wilkinson
                              Title:  Vice President


                              ATLANTIC SERVICE CO. (UK), LTD.

                              By: /s/ J. Robert Wilkinson
                              Name:   J. Robert Wilkinson
                              Title:  Director


                              BERTRAM & GRAF GMBH

                              By: /s/ J. Robert Wilkinson
                              Name:   J. Robert Wilkinson
                              Title:  Director


                              EUROKASCO S.A.

                              By: /s/ J. Robert Wilkinson
                              Name:   J. Robert Wilkinson
                              Title:  Director


                              BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, as Agent

                              By: /s/ Steve A. Aronowitz
                              Name:   Steve A. Aronowitz
                              Title:  Managing Director


                              BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, as a
                                   Lender

                              By: /s/ Steve A. Aronowitz
                              Name:   Steve A. Aronowitz
                              Title:  Managing Director


                              FIRST UNION NATIONAL BANK, N.A.

                              By: /s/ Mary H. Doonan
                              Name:   Mary H. Doonan
                              Title:  Vice President


                              FIRST NATIONAL BANK OF MARYLAND

                              By: /s/ Robert M. Beaver
                              Name:   Robert M. Beaver
                              Title:  Vice President


                              SUNTRUST BANK, CENTRAL FLORIDA,
                                   NATIONAL ASSOCIATION

                              By: /s/ William C. Barr III
                              Name:   William C. Barr III
                              Title:  First Vice President